                                                                    Exhibit 99.1

                         FORM 3 JOINT FILER INFORMATION

Name:                                        Belvedere Capital Partners LLC
Address:                                     One Maritime Plaza, Suite 825
                                             San Francisco, CA  94111
Designated Filer:                            California Community Financial
                                             Institutions Fund Limited
                                             Partnership
Date of Event Requiring Statement:           08/10/2004
Issuer Name and Ticker or Trading Symbol:    Placer Sierra BancShares (PLSB)

Signature                                    Belvedere Capital Partners LLC
                                             By: Robert S. Fore, Attorney-in-Fact

                                             By: /s/ Robert S. Fore
                                                 -----------------------
                                                 Authorized Signatory

  Name:                                      J. Thomas Byrom
Address:                                     One Maritime Plaza, Suite 825
                                             San Francisco, CA  94111
Designated Filer:                            California Community Financial
                                             Institutions Fund Limited
                                             Partnership
Date of Event Requiring Statement:           08/10/2004
Issuer Name and Ticker or Trading Symbol:    Placer Sierra BancShares (PLSB)

Signature                                    J. Thomas Byrom
                                             By: Robert S. Fore, Attorney-in-Fact

                                             By: /s/ Robert S. Fore
                                                 ----------------------
                                                 Authorized Signatory